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                                                                    EXHIBIT 99.2

                          UNITED STATES DISTRICT COURT
                        FOR THE DISTRICT OF MASSACHUSETTS


IN RE PHARMACEUTICAL INDUSTRY              MDL 1456
AVERAGE WHOLESALE PRICE
LITIGATION                                 Master File No. 01-CV-12257-PBS

                                           Judge Patti B. Saris


THIS DOCUMENT RELATES TO:

Rice v. Abbott Laboratories, et al., N.D.
Cal. Case No. C 02-3925 MJJ

Thompson v. Abbott Laboratories, et. al, N.D. Cal. Case No. C 02-4450 MJJ

         SCHEDULING ORDER FOR MOTIONS TO DISMISS FILED ON JULY 18, 2003

     Having considered John Rice and Constance Thompson's joint Ex Parte Motion to Coordinate the Briefing Schedule of the Motions to Dismiss filed on July 18, 2003, and for good cause showing:

     IT IS HEREBY ORDERED as follows:

     In the event the Court denies the motion to remand filed by Plaintiffs John Rice and Constance Thompson, currently set for hearing on October 9, 2003, Rice and Thompson shall serve and file their opposition to the motions to dismiss filed on July 8, 2003 within 4 days after notice of the Court's denial of the remand motion.

Dated: 9/2, 2002                              /s/  Patti B. Saris
                                            ---------------------
                                            Patti B. Saris
                                            United States District Judge